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                           CERTIFICATE OF AMENDMENT

                                    OF THE

                        CERTIFICATE OF INCORPORATION OF

                    SKYLINE MULTIMEDIA ENTERTAINMENT, INC.

        ---------------------------------------------------------------
              (Under Section 805 of the Business Corporation Law)
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                  The undersigned, being the President and Secretary of
SKYLINE MULTIMEDIA ENTERTAINMENT, INC. (the "Corporation"), do hereby certify and set forth:

                  FIRST: The name of the corporation is SKYLINE MULTIMEDIA ENTERTAINMENT, INC., which is the name under which the Corporation was formed.

                  SECOND: The date the Certificate of Incorporation was filed by the Department of State is November 2, 1993.

                  THIRD: I. The Certificate of Incorporation is hereby amended by the addition of the following provision stating the number, designation, relative rights, preferences and limitations of shares of Series B Redeemable Convertible Preferred Stock, as fixed by the Board of Directors pursuant to authority vested in it by the certificate of incorporation and as permitted by
Section 502 of the Business Corporation Law.

                  II. To effect the foregoing, the Certificate of Incorporation is amended by adding the following provisions as Article Fourth, Section e:

                  "e. A series of Preferred Stock is hereby created with the designation, powers, preferences and rights set forth below (capitalized terms used in this Article Fourth, Section e are defined in Section (10) hereof):


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"(A)          Designation and Amount. The shares of such series shall be designated as "Series B Redeemable Convertible Preferred Stock," par value $0.01 per share (the "Series B Preferred Stock"), and the number of shares constituting such series shall be 10,000.

(B) Rights, Preferences, Privileges and Restrictions of Series B Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series B Preferred Stock are as follows:

         (1)      Dividend Provisions.

                  (a) The holders of shares of Series B Preferred Stock shall be entitled to receive, out of any funds legally available therefor, prior and in preference to the declaration or payment of any dividend or distribution to the holders of common stock, par value $.001 per share, of the Corporation ("Common Stock"), Series A Convertible Preferred Stock or any other shares or securities of the Corporation ranking junior to the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation ("Junior Securities"), dividends which shall accrue cumulatively on each share of Series B Preferred Stock at the rate and in the manner prescribed in this subsection 1(a) from and including the date of issuance of such shares of Series B Preferred Stock, but excluding the date on which any conversion or redemption of such shares of Series B Preferred Stock shall have been effected, and payable when, as and if declared by the Board of Directors. The date on which the Corporation initially issues a share of Series B Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of such shares of Series B Preferred Stock is made, or of the number of certificates which may be issued to evidence a share of Series B Preferred Stock.

                  (b) Dividends shall accrue on each share of Series B Preferred Stock (and on any accrued and unpaid dividends thereon) at a rate per annum compounded quarterly, of 10% of the Original Preferred Stock Issue Price (as defined in subsection 2(a) below) (as adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events). Such dividends shall be cumulative and shall be payable when, as and if declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation or the redemption of a share of Series B Preferred Stock or the bankruptcy of the Corporation, all accrued and unpaid dividends on a share of Series B Preferred Stock shall be added to the liquidation preference of such share on the payment date under subsection 2(a) below, or on the date of redemption of such share or upon the bankruptcy of the Corporation, as the case may be, accrued cumulatively to but excluding such payment date or redemption date or bankruptcy on a daily basis. If there shall be any accrued but unpaid dividends immediately prior to, and in the event of, a conversion of shares of Series B Preferred Stock into shares of Common Stock, all such accrued and unpaid

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                  dividends shall, at the Corporation's option, be converted into one share of Series B Preferred Stock for each One Thousand ($1,000) dollars of such dividends.

                  (c) No dividend or other distribution (other than a dividend or distribution payable solely in Common Stock) shall be paid on or set apart for payment on the Common Stock, Series A Convertible Preferred Stock or other Junior Securities nor shall any payment be made on account of the purchase, redemption or retirement of any Common Stock, Series A Convertible Preferred Stock or other Junior Securities, unless all accrued and unpaid dividends on the Series B Preferred Stock have been or contemporaneously are paid or set apart for payment in accordance herewith; provided, however, that the Corporation may repurchase Common Stock owned by terminated employees of, or consultants to, the Corporation or its subsidiaries. A conversion of a convertible security which by its terms is convertible into Common Stock by the holder thereof shall not be deemed a purchase, redemption or retirement of the security so converted for purposes of this subsection 1(c). No dividend shall be declared on any series of preferred stock ranking as to dividends on a parity with any other series of preferred stock unless there shall have been declared on all shares then outstanding of such series of preferred stock like proportionate dividends ratably in proportion to the respective dividends payable in respect of each such series of preferred stock. In the event that the Corporation fails to pay the full dividends accrued on all outstanding shares of preferred stock, any partial amounts which are paid as dividends by the Corporation with respect to the preferred stock shall be paid to the holders of such shares of preferred stock in proportion (as nearly as practicable) to the amount such holders would be entitled to receive if they were to be paid the full accrued and unpaid dividends on the preferred stock.

                  (d) Any cash dividend which has been declared and is otherwise due and payable shall be paid in cash.

         (2)      Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, in cash, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, the Series A Convertible Preferred Stock or any other Junior Securities by reason of their ownership thereof, the amount of $1,000 per share (the "Original Preferred Stock Issue Price") for each share of Series B Preferred Stock then held by them, and, in addition, an amount equal to all accrued but unpaid dividends on such shares of Series B Preferred Stock. If, upon occurrence of such event the assets and funds thus distributed ratably among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of

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                  the Corporation legally available for distribution shall be distributed among the holders of the Series B Preferred Stock in proportion to the number of shares of Series B Preferred Stock held by each such holder. After payment has been made to the holders of the Series B Preferred Stock of the full amounts to which they shall be entitled as aforesaid, all remaining assets of the Corporation shall be distributed among all holders of Series B Preferred Stock and all holders of Common Stock in proportion to the number of shares of Common Stock which would be held by each such holder if all shares of Series B Preferred Stock were converted into Common Stock at the then effective Conversion Price (as defined in subsection 3(a) below).

                  (b) For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, and to include, the Corporation's sale of all or substantially all of its assets or the acquisition of this Corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of this Corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary.

         (3) Conversion. The holders of the Series B Preferred Stock and the Corporation shall each have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Series B Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1,000 (the "Original Preferred Stock Issue Price") by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Each share of Series B Preferred Stock shall be convertible at the option of the holder thereof at any time prior to the tenth anniversary of the effective date of this certificate of designation. The price at which shares of Common Stock shall be deliverable upon conversion (the "Conversion Price") shall initially be $1.30 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided. The number of shares of Common Stock deliverable upon conversion of a share of Series B Preferred Stock, adjusted as hereinafter provided, is referred to herein as the "Series B Conversion Ratio."

                  (b) No Fractional Shares. No fractional shares shall be issued upon conversion of the Series B Preferred Stock. If more than one share of the Series B Preferred Stock is to be converted at one time by the same stockholder, the number of full shares issuable upon such conversion shall be computed on the basis of the aggregate amount of the shares to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Corporation will pay a

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                  cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Market Price (as defined in Section (10) below) per share of Common Stock at the close of business on the day of conversion which such fractional share of Series B Preferred Stock would be convertible into on such date.

                  (c) Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, as designated by the Corporation, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (d) Adjustments to Conversion Price for Diluting Issues.

                                    (i) Stock Dividends. At any time after the
                           effectiveness of these resolutions, if the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately effective at the close of business upon the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

                                    (ii) Adjustments for Subdivisions,
                           Combinations, or Consolidations of Common Stock. At any time after the effectiveness of these resolutions, in the event the outstanding shares of Common Stock shall be subdivided or combined, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision or combination shall,

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                           concurrently with the effectiveness of such
                           subdivision, combination or consolidation, be proportionately adjusted.

                                    (iii) Adjustments for Other Distributions.
                           At any time after the effectiveness of these resolutions, in the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, any distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event to and including the date of conversion, and retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under these resolutions with respect to the rights of the holders of the Series B Preferred Stock.

                                    (iv) Adjustments for Reorganizations,
                           Reclassifications, etc. At any time after the effectiveness of these resolutions, if the Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by reclassification, a merger or consolidation of this Corporation with or into any other corporation or corporations in which the holders of the capital stock of this Corporation then hold 50% or more of the voting securities of the surviving corporation (other than pursuant to a subdivision, combination, stock dividend, or other distribution provided for in 3(d)(i), (ii) or (iii) above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or securities or other property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Preferred Stock immediately before such event; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be

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                           reasonable, in relation to any shares of stock or
                           other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

                  (e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

                  (f) Certain Events. If, at any time or from time to time after the date of effectiveness of these resolutions, any event occurs of the type contemplated by the provisions of subsection 3(d) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights, or other rights having equity or similar features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Series B Conversion Ratio so as to protect the rights of the holders of Series B Preferred Stock; provided, however, that no such adjustment shall decrease the Series B Preferred Conversion Ratio obtainable as otherwise determined pursuant to subsection 3(d).

                  (g) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them
                  (i) to receive a dividend or other distribution payable in Common Stock, Options or securities convertible into or exchangeable for Common Stock ("Convertible Securities") or
                  (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (h) Shares to be Reserved. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series B Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series B Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of New York, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not then outstanding shall be insufficient to permit the conversion in full of the Series B Preferred Stock.

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                  (i) Taxes and Charges. The Corporation will pay any and all issue or other Taxes (as defined in Section (10) below) that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of the Series B Preferred Stock. The Corporation shall not, however, be required to pay any Tax which may be payable in respect of any transfer involved in the issuance or delivery of Common Stock in a name other than that of the holder of the Series B Preferred Stock, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of such Tax or has established, to the satisfaction of the Corporation, that such Tax has been paid.

                  (j) Actions to Maintain Conversion Price Above Par Price. Before taking any action which would cause an adjustment in the Series B Conversion Ratio such that, upon conversion of the Series B Preferred Stock, shares of Common Stock would be deemed to be issued below the then par value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be reasonably necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at the Series B Conversion Ratio as so adjusted.

                  (k) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
                  (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series B Preferred Stock.

                  (l) Notices of Record Date. In the event that this Corporation shall propose at any time:


                                    (i) to declare any dividend or
                           distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                                    (ii) to effect any reclassification or
                           recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

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                                    (iii) to merge with or into any other
                           corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

                  then, in connection with each such event, this Corporation shall send to the holders of the Series B Preferred Stock shares:

                                    (A) at least 20 days' prior written notice
                           of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) above; and

                                    (B) in the case of the matters referred to
                           in (d) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                  Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Series B Preferred Stock at the address for each such holder as shown on the books of this Corporation.

                  (m) Notices. Any notice required by the provisions of this
                  Section 3 shall be in writing and shall be deemed given upon delivery, if delivered personally against written receipt, or by a recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

                  (o) Accrued Dividends. Upon conversion of any shares of Series B Preferred Stock, the holder thereof shall be entitled to receive any declared, accrued and unpaid dividends in respect of the shares of Series B Preferred Stock so converted to the date of such conversion.

                  (p) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any shares of Series B Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Preferred Stock in any manner which interferes with the timely conversion of such shares of Series B Preferred Stock.

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                  (q) Status of Converted Stock. In the event any shares of
                  Series B Preferred Stock shall be converted pursuant to
                  Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation, and the Certificate of Incorporation of the Corporation shall then be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

         (4) Redemption. Each share of Series B Preferred Stock shall be redeemable at the option of the Corporation at any time upon payment of liquidation preference and accrued but unpaid dividends (the "Redemption Price").

                  (a) Notice of redemption shall be given by first class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the date fixed for redemption (the "Redemption Date"), to each holder of Series B Preferred Stock. All notices of redemption shall state: (i) the Redemption Date; (ii) that on the Redemption Date the Redemption Price will become due and payable upon each share of Series B Preferred Stock; (iii) the place where such shares of Series B Preferred Stock are to be surrendered for redemption and payment of the Redemption Price; (iv) the Redemption Price; (v) the place or places where such shares of Series B Preferred Stock may be surrendered for conversion to Common Stock; and (vi) the time at which the right to convert the shares of Series B Preferred Stock to Common Stock will terminate.

                  (b) Notice of redemption of shares of Series B Preferred Stock at the election of the Corporation shall be given by the Corporation or, at the Corporation's request, by the Corporation's transfer agent (the "Transfer Agent") in the name and at the expense of the Corporation.

                  (c) Prior to any Redemption Date, the Corporation shall deposit with the Transfer Agent an amount of money sufficient to pay the Redemption Price of all the shares of Series B Preferred Stock which are to be redeemed on that date. Prior to the Redemption Date, any shares of Series B Preferred Stock may be converted to Common Stock pursuant to
                  Section 3 herein. Any money deposited with the Transfer Agent for the redemption of shares of Series B Preferred Stock which are converted to Common Stock prior to the Redemption Date shall be paid to the Corporation.

                  (d) Notice of redemption having been given as aforesaid, the shares of Series B Preferred Stock to be redeemed shall, on the Redemption Date, become redeemable at the Redemption Price therein specified, and on such date (unless the Corporation shall default in the payment of the Redemption Price) such shares of Series B Preferred Stock (and any accompanying conversion rights) shall terminate, and thereafter represent only the right to receive the Redemption Price. Upon surrender of such shares of Series B Preferred Stock for redemption in

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                  accordance with said notice, such shares of Series B
                  Preferred Stock shall be redeemed by the Corporation for the Redemption Price.

         (5)      Voting.

                  (a) General. The holders of Series B Preferred Stock shall be entitled to vote, on an as-converted basis, voting together with the holders of Common Stock as a single class, upon any matter submitted to the stockholders for a vote.

                  (b) Election of Directors. KeySpan Energy Corporation ("KeySpan"), acting as a separate class, shall be entitled to elect or designate two (2) directors of the Corporation; provided, however, that such right to elect or designate such directors shall terminate in the event that at any time KeySpan shall hold less than 10% of the outstanding Series B Preferred Stock of the Corporation.

         (6) Protective Provisions. In addition to any other rights provided by law, so long as any Series B Preferred Stock shall be outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than 50 percent of such outstanding shares of Series B Preferred Stock:

                  (a) amend or repeal any provision of, or add any provision to, this Corporation's Certificate of Incorporation or Bylaws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock;

                  (b) authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series B Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series B Preferred Stock; or

                  (c) reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series B Preferred Stock.

         (7) Status of Converted Stock. In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation.

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         (8) Residual Rights. All rights accruing to the outstanding shares of this Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

         (9) Consent for Certain Repurchases of Common Stock Deemed to be Distributions. Each holder of Series B Preferred Stock shall be deemed to have consented to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for such right of repurchase between the Corporation and such persons.

         (10) Definitions. For purposes of this Section f of Article Fourth, the following terms shall have the respective meanings set forth below:

                           "Affiliate" means, with respect to any Person, any
                  other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. For purposes of this definition, "controlling" (including with its correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Person shall mean the possession, directly or indirectly, of the power (i) to vote or direct the vote of 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of securities, by contract or otherwise.

                           "Independent Investment Bank" means any investment
                  bank or valuation firm chosen by the Corporation and consented to by the holders of a majority of shares of Series B Preferred Stock then outstanding, which consent shall not be unreasonably withheld, in each case, the costs and fees of which shall be borne by the Corporation and opinion of which shall be addressed to the holders of the Series B Preferred Stock.

                           "Market Price" means, as to any security, the
                  average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq National Market as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted on the Nasdaq National Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days

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

                  consisting of the day as of which "Market Price" is being determined and the 20 consecutive Business Days prior to such day; provided, however, that if such security is listed on any domestic securities exchange, the term "Business Days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted on the Nasdaq National Market or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof as determined in good faith by the Board of Directors of the Corporation (determined without giving effect to any discount for minority interest, any restrictions on transferability or any lack of liquidity of the Common Stock or to the fact that the Corporation has no class of equity registered under the Securities Exchange Act of 1934), such fair value to be determined by reference to the cash price that would be paid between a fully informed buyer and seller under no compulsion to buy or sell; provided, further, that (i) in the event that holders of Series B Preferred Stock representing a majority of the Series B Preferred Stock then outstanding disagree with the Board of Directors' determination of the fair value or (ii) if such fair value is being determined in connection with an issuance of securities solely to one or more Affiliates of the Corporation, then in each such case if so required by such holders of Series B Preferred Stock, such fair value shall be determined by an Independent Investment Bank and the determination of such Independent Investment Bank shall be final and binding on the Corporation and the holders of the Series A Preferred Stock.

                           "Tax" or "Taxes" means all Federal, state, local or
                  foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, sales, use, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto."

                  FOURTH: The amendment to the certificate of incorporation set forth in Article THIRD of this Certificate of Amendment was authorized by the Board of Directors by unanimous written consent dated September 2, 1998.

                  [Remainder of Page Intentionally Blank]

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

                  IN WITNESS WHEREOF, the undersigned do hereby execute this Certificate of Amendment and do hereby affirm the truth of the statements contained herein under penalties of perjury this 2nd day of September, 1998.

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                                        Name:
                                        Title:

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                                        Name:
                                        Title:

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